SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(A) of the
                       Securities and Exchange Act of 1934



Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission only
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MISSION WEST PROPERTIES, INC.
                (Name of Registrant as Specified in its Charter)

             -------------------------------------------------------
      (Name of Person (s) Filing Proxy Statement, if other than Registrant)



Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provide by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, of the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:



            First mailed to stockholders on or about April 30, 2002.

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014







Dear Stockholder,

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Mission West Properties, Inc. (the "Company") to be held at 10:00 a.m., Pacific Daylight Time ("PDT"), on May 23, 2002 at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014.

     The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2002 Annual Meeting of Shareholders and Proxy Statement. Also included is a Proxy Card and postage paid envelope.

     Whether you plan to attend the Annual Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card, or vote in accordance with the instruction set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.



                                             Sincerely,



                                             Carl E. Berg
                                             Chairman of the Board
                                             and Chief Executive Officer








                             YOUR VOTE IS IMPORTANT.
                  PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY

                          MISSION WEST PROPERTIES, INC.
                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 23, 2002


To the Stockholders of Mission West Properties, Inc.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Mission West Properties, Inc., a Maryland corporation (the "Company"), will be held on May 23, 2002 at the Company's offices at 10050 Bandley Drive, Cupertino, California 95014 at 10:00 a.m., PDT, for the following purposes:

1. To elect five members of the Board of Directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualify. The nominees are Carl E. Berg, John C. Bolger, William A. Hasler, Lawrence B. Helzel, and Raymond V. Marino.

2. To ratify the appointment of the accounting firm of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ending December 31, 2002.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 17, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. A list of such stockholders will be available for inspection at the principal office of the Company.

     All stockholders are cordially invited to attend the Annual Meeting. However, to ensure your representation, you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience. Any stockholder attending the Annual Meeting may vote in person even though the stockholder has returned a proxy previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.



                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Raymond V. Marino
                                             -----------------------------------
                                             Secretary
Cupertino, California
April 30, 2002

                          MISSION WEST PROPERTIES, INC.
                               10050 Bandley Drive
                           Cupertino, California 95014
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mission West Properties, Inc., a Maryland corporation (the "Company"), of proxies, in the accompanying form, to be used at the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m., PDT, on May 23, 2002 at 10050 Bandley Drive, Cupertino, California 95014 and any postponement or adjournments thereof (the "Meeting").

     This Proxy Statement and the accompanying proxy are being mailed on or about April 30, 2002 to all stockholders entitled to notice of and to vote at the Meeting.

                       SOLICITATION AND VOTING PROCEDURES

     Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or before the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.001 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting. Holders of Common Stock are entitled to one vote per share on all matters. The Company will tabulate stockholder votes, and an officer of the Company will tabulate votes cast in person at the Meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions are treated as present, but will not be counted as votes cast at the Meeting with respect to any proposal and will have no effect on the result of the vote.

     Assuming the presence of a quorum, the affirmative vote of a plurality of the votes cast at the Meeting and entitled to vote is required for Proposal No. 1 regarding the election of each director. An affirmative vote of the holders of a majority of the votes cast affirmatively or negatively at the Meeting is necessary for approval of Proposal No. 2 to ratify the appointment of independent auditors. All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed and is received by the Company before the close of voting at the Meeting or any adjournment or postponement thereof. If no choice has been specified, a properly executed and timely proxy will be voted for Proposals Nos. 1 and 2, which are described in detail elsewhere in this Proxy Statement.

     The close of business on April 17, 2002 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of that date, the Company had 17,463,329 shares of Common Stock outstanding and entitled to vote.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation.

     The Company's Annual Report on Form 10-K for the year ended December 31, 2001 is being mailed to the stockholders with this Proxy Statement.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may authorize and direct your vote of those shares by calling the telephone number which appears on your voting form or though the Internet in accordance with instructions set forth on the voting form. The Authorization to vote your shares through the ADP program must be received by midnight on May 22, 2002.

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to communicate their authorization of a proxy to vote their shares and to confirm that their instructions have been properly recorded. The

Company has been advised by its counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders communicating voting authorization via the Internet through ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

                             REVOCABILITY OF PROXIES

     You can revoke your proxy at any time before the voting at the Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bears a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not itself revoke an earlier submitted proxy. Requests for additional copies of the Annual Report and Proxy Statement may be made by calling the Company at (408) 725-0700. You should direct any written notices of revocation, requests for additional copies of the Annual Report and Proxy Statement, and related correspondence to: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014, Attention: Secretary.

                                   MANAGEMENT

                        Directors and Executive Officers

     The directors and executive officers of Mission West Properties, Inc. as of March 31, 2002 are as follows:


Name                                         Age           Positions with the Company
----                                         ---           --------------------------
Carl E. Berg                                  64           Chairman of the Board, Chief Executive Officer and Director
Raymond V. Marino                             43           President, Chief Operating Officer and Director
Wayne N. Pham                                 32           Vice President of Finance and Controller
John C. Bolger (1)                            55           Director
William A. Hasler (1)                         60           Director
Lawrence B. Helzel (1)                        54           Director


(1) Member of the Audit Committee, the Compensation Committee, and the Independent Directors Committee.

The following is a biographical summary of the experience of our executive officers and directors:

     Mr. Berg has served as Chairman of the Board, Chief Executive Officer and President of the Company since September 1997. Since 1979, Mr. Berg has been a general partner of Berg & Berg Developers and has been a director and officer of Berg & Berg Enterprises, Inc. since its inception. Mr. Berg is also a director of Monolithic System Technology, Inc., Focus Enhancements, Inc., Valence Technology, Inc., and System Integrated Research, Ltd.

     Mr. Marino joined the Company in June 2001 as President and Chief Operating Officer and was appointed by the Board of Directors to fill a newly created board seat in July 2001. From November 1996 to August 2000, he was President, Chief Executive Officer and a member of the board of directors of Pacific Gateway Properties, Inc.

     Mr. Pham joined the Company in March 2000 as Controller and was promoted to Vice President of Finance in October 2000. From September 1995 to July 1999, he was Corporate Accountant and Accounting Manager at AvalonBay Communities, Inc., a multi-family apartment REIT.

     Mr. Bolger became a director of the Company on March 30, 1998. Mr. Bolger is a private investor. He was Vice President of Finance and Administration of Cisco Systems, Inc. and is currently retired. Mr. Bolger is also a director of Integrated Device Technology, Inc., JNI Corporation, Sanmina Corporation, and Wind River Systems, Inc.

     Mr. Hasler became a director of the Company on December 4, 1998. For seven years, Mr. Hasler was Dean of Haas School of Business, University of California, Berkeley. In 1998, he retired as Dean Emeritus and became Co-CEO of Aphton Corporation, a public pharmaceutical company. Mr. Hasler is also a director of Aphton Corporation, Solectron Corporation, Walker Interactive Systems, Inc., and DMC Stratex Networks, Inc. He is a public governor of the Pacific Stock and Options Exchange and a trustee of the Schwab Funds.

     Mr. Helzel became a director of the Company on December 4, 1998. Mr. Helzel is a general partner of Helzel Kirshman, L.P., a private investment partnership, a position which he has held for more than five years.

NUMBER TERMS AND ELECTION OF DIRECTORS

     The Company's Bylaws currently provide for a Board of Directors consisting of five directors. Each director serves for a term of one year or until the next annual meeting at which directors are elected and the director's successor is elected and qualifies. In the election of directors, each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

MEETINGS OF DIRECTORS

     Under the Company's Articles of Amendment and Restatement, or Charter, its Bylaws and contracts with the "Berg Group," which consists of Carl E. Berg, Clyde J. Berg, the members of their respective immediate families, and affiliated entities owning limited partnership interests, or O.P. Units, in Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, or Mission West Properties, L.P. III (the "Operating Partnerships"), the Berg Group has special rights with respect to meetings of the Board of Directors. A quorum for any meeting requires the presence of Carl
E. Berg, or in the event of his death, disability or other event which results in his ceasing to be director, the presence of someone who Mr. Berg has designated to replace him ("Berg Designee"). With written consent from Mr. Berg or the Berg Designee, meetings of the Board of Directors may be held without the presence of either of them. Mr. Berg is obligated to submit a written statement identifying the Berg Designee to the Company from time to time and may amend the statement at his sole discretion. In addition, a majority of the Board of Directors which includes Mr. Berg or the Berg Designee, is required for approval of any amendment to the Charter or Bylaws and any merger, consolidation or sale of all or substantially all of the assets of the Company or the Operating Partnerships. These special provisions will remain in effect as long as the Berg Group collectively owns at least 15% of the voting stock of the Company computed on a diluted, or "Fully Diluted", basis taking into account all voting stock issuable upon the exercise of all outstanding warrants, options, convertible securities and other rights to acquire voting stock of the Company, and all O.P. Units exchangeable or redeemable for Common Stock or other voting stock of the Company without regard to any percentage ownership limit set forth in the Charter or Bylaws, or by agreement.

COMPENSATION OF DIRECTORS

     The Company pays each director who is not an officer or employee of the Company a fee for serving as director. The annual fee is equal to $15,000 plus $1,000 for attendance (in person or by telephone) at each meeting of the Board of Directors, excluding committee meetings. Officers of the Company who are also directors do not receive any directors' fees.

     Each non-employee member of the Board of Directors who became or becomes a member of the Board of Directors after November 10, 1997, the date on which the 1997 Stock Option Plan (the "Option Plan") was approved by the stockholders of the Company, automatically receives a grant of an option to purchase 50,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock at the date of grant of such option upon joining the Board of Directors. Such options become exercisable cumulatively with respect to 1/48th of the underlying shares on the first day of each month following the date of grant. Generally, the options must be exercised while the optionee remains a director.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     The Company's Board of Directors has standing Audit and Compensation Committees. The Audit Committee currently has three members: John C. Bolger, William A. Hasler and Lawrence B. Helzel. The Compensation Committee currently has the same three members.

     The Board of Directors also has an Independent Directors Committee, which is also comprised of Messrs. Bolger, Hasler and Helzel. This Committee is responsible for reviewing and acting upon proposed transactions between the Company and members of the Berg Group under the terms of certain agreements between the Company and such Berg Group members. See "Certain Relationships and Related Transactions."

     During the year ended December 31, 2001, there were four meetings of the Board of Directors, three meetings of the Audit Committee and one meeting of the Compensation Committee. Each of the directors attended 100% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he is a member.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and all other executive officers of the Company (collectively the "named executive officers"), for the year ended December 31, 2001.


                                                                                            Long-Term
                                                                                          Compensation
                                                           Annual Compensation               Awards
                                               ----------------------------------------   ------------
                                                                                           Securities
                                                                        Other Annual       Underlying      All Other
   Name and Principal Position         Year      Salary      Bonus     Compensation(1)      Options       Compensation
---------------------------------     ------   ----------   -------   -----------------   ------------   --------------
Carl E. Berg                           2001     $100,000     $   -         $22,500                -                -
Chairman of the Board and Chief        2000      100,000         -          22,500                -                -
Executive Officer                      1999      100,000         -          15,000                -                -

Raymond V. Marino (2)                  2001      116,667         -              -            375,000               -
President and Chief Operating          2000           -          -              -                 -                -
Officer                                1999           -          -              -                 -                -

Wayne N. Pham                          2001       94,000         -          14,100           152,000               -
Vice President and Controller          2000       94,000         -              -                 -                -
                                       1999           -          -              -                 -                -

------------------------------------

(1)  Employer contribution to 401(k) plan.
(2)  Mr. Marino became an executive officer of the Company in June 2001.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the options to purchase Common Stock granted with respect to the fiscal year ended December 31, 2001 to the Company's named executive officers.


                                                                                                               Potential
                                                            Individual Grants                                  Realizable
                                       -------------------------------------------------------------        Value at Assumed
                                                            Percent of                                      Annual Rates of
                                          Number of       Total Options                                       Stock Price
                                           Shares           Granted to                                        Appreciation
                                         Underlying         Employees       Exercise                       for Option Term (1)
                                           Options          for Fiscal       Price       Expiration    ---------------------------
          Name                          Granted(#)(1)       Year 2001       ($/Share)       Date           5%($)          10%($)
------------------------------------   ---------------   ---------------   ----------   ------------   ------------   ------------
Raymond V. Marino                         375,000 (2)          100%           $11.33       4/24/09      $2,028,589     $4,858,823

------------------------------------

(1) The options will only have value if they are exercised, and that value will depend entirely on the share price of the Company's Common Stock on the exercise date. Potential realizable values are based on assumed compound annual appreciation rates specified by the SEC. These increases in value are based on speculative assumptions for illustrative purposes only and are not intended to forecast possible future appreciation, if any, of the Company's stock price.
(2) A total of 375,000 options to purchase Common Stock were granted to one employee of the Company with respect to the fiscal year ended December 31, 2001. These options become exercisable cumulatively with respect to 1/72nd of the underlying shares on the first day of each month following the date of grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001, and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of the Company's Common Stock.

                                                                  Number of Securities          Value of the Unexercised
                                                                 Underlying Unexercised         In-The-Money Options at
                                 Shares                       Options at December 31, 2001       December 31, 2001 (1)
                               Acquired on       Value       ------------------------------  ------------------------------
      Name                      Exercise        Realized      Exercisable    Unexercisable    Exercisable    Unexercisable
----------------------------- -------------  --------------  -------------  ---------------  -------------  ---------------

Carl E. Berg..............           --             N/A            N/A              N/A            N/A              N/A


Raymond V. Marino.........           --             N/A           41,667          333,333       $ 57,917         $463,333


Wayne N. Pham.............           --             N/A           44,000          108,000       $116,220         $241,380


----------------------

(1) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $12.72, the closing market price per share of the Company's Common Stock as reported on the American Stock Exchange on December 31, 2001, the last trading day for the year.

                                 SHARE OWNERSHIP

     The following table sets forth certain information as of March 31, 2002, concerning the ownership of Common Stock by (i) each stockholder of the Company known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each current member of the Board of Directors of the Company, (iii) each executive officer and director of the Company named in the Summary Compensation Table appearing under "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group.

     The Company has relied on information supplied by its officers, directors and certain shareholders and on information contained in filings with the SEC.


                                                                                            Percent of
                                                                                           All Shares of
                                                                                           Common Stock
                                               Number of    Percent of                      (Assuming
                                                Shares      All Shares                     Exchange of         Percent of All
                                             Beneficially   of Common      Number of       Holder's O.P.      Shares of Common
Name                                           Owned (1)      Stock        O.P. Units        Units)(2)     Stock/O.P. Units (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS AND DIRECTORS:
Carl E. Berg                                    34,000(3)        *       42,603,300(4)(13)     70.98%               41.14%
   Chairman of the Board, Chief Executive
   Officer and Director
Raymond V. Marino                               97,838(5)        *                -                 *                    *
   President, Chief Operating Officer and
   Director
Wayne N. Pham                                   58,500(6)        *                -                 *                    *
   Vice President and Controller
John C. Bolger, Director                        66,222(7)        *                -                 *                    *
   96 Southerland Drive
   Atherton, CA 94027
William A. Hasler, Director                     56,722(8)        *                -                 *                    *
   c/o Aphton Corporation
   1 Market Street, Spear Tower, Ste. 1850
   San Francisco, CA 94105
Lawrence B. Helzel, Director                   213,905(8)      1.22%              -             1.22%                    *
   c/o Helzel Kirshman, LP
   5550 Redwood Road, Suite 4
   Oakland, CA 94619
5% STOCKHOLDERS:
J.P. Morgan Chase & Company                  1,573,224(9)      9.01%              -             9.01%                1.52%
   270 Park Avenue
   New York, NY 10017
Neuberger Berman, LLC                        1,445,225(10)     8.28%              -             8.28%                1.39%
Neuberger Berman, Inc.
   605 Third Avenue
   New York, NY 10158
Ingalls & Snyder, LLC                          969,066(11)     5.55%              -             5.55%                    *
   61 Broadway
   New York, NY 10006
Clyde J. Berg                                        -           *       45,118,677(12)(13)    72.10%               43.54%
   c/o Berg & Berg Developers
   10050 Bandley Drive
   Cupertino, CA  95014
Berg & Berg Enterprises, Inc. (13)                   -           *       10,789,383            38.19%               10.41%
   10050 Bandley Drive
   Cupertino, CA  95014
All Directors and Officers as a group          527,187(14)     2.98%     42,603,300(14)        71.55%               41.53%
   (6 persons)

-------------------------------
* Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and includes securities which such person has the right to acquire beneficial ownership within 60 days of March 31, 2002. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Common
     Stock percentage ownership interest calculations are based on 17,463,329 shares outstanding as of March 31, 2002 and excluding all shares of Common Stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Common Stock/O.P. Units percentage ownership interest calculations are based on 103,628,675 shares of Common Stock and O.P. Units exchangeable for Common Stock as of March 31, 2002.

(2) Assumes O.P. Units are exchanged for shares of Common Stock without regard to (i) whether such O.P. Units may be exchanged for shares of Common Stock within 60 days of March 31, 2002, and (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement.

(3) Mr. Berg disclaims beneficial ownership of 40,738 shares of Common Stock held by him as a trustee under various pension and profit sharing plans. Such shares are not included herein.

(4) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes an additional 10,789,383 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. Mr. Berg disclaims beneficial interest in any shares or O.P. Units deemed beneficially owned by Kara Ann Berg, his daughter, Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust.

(5) Includes 67,708 shares of Common Stock issuable on exercise of options. Does not include 307,292 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(6) Includes 58,500 shares of Common Stock issuable on exercise of options. Does not include 93,500 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(7) Includes 44,000 shares of Common Stock issuable on exercise of options. Does not include 18,000 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(8) Includes 56,722 shares of Common Stock issuable on exercise of options. Does not include 25,278 unvested shares of Common Stock issuable on exercise of options that are not exercisable within 60 days.

(9) J.P. Morgan Chase & Co. is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of Schedule 13G/A on February 13, 2002.

(10) Neuberger Berman, LLC & Neuberger Berman, Inc. is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of
     Schedule 13G/A on February 12, 2002.

(11) Ingalls & Snyder, LLC is the beneficial owner on behalf of other persons. No such person is known to have an interest in more than 5% of the Common Stock reported. Amount based on the filing of Schedule 13G/A on February 13, 2002.

(12) Includes O.P. Units in which Mr. Berg has a pecuniary interest because of his status as a limited partner in the operating partnerships. Also includes L.P. Units held by Mr. Berg as trustee of the Carl Berg Child's Trust UTA dated June 2, 1978 and the 1981 Kara Ann Berg Trust, and an additional 10,789,383 shares of Common Stock held by or issuable on exchange of O.P. Units beneficially owned by Berg & Berg Enterprises, Inc. This does not include any share deemed beneficially owned by Sonya L. Berg and Sherri L. Berg, his daughters, as to which he disclaims beneficial ownership.

(13) Carl E. Berg is an executive officer and director and Clyde J. Berg is a director of Berg & Berg Enterprises, Inc. With members of their immediate families, the Messrs. Berg beneficially owns, directly and indirectly, all of the O.P. Units of Berg & Berg Enterprises, Inc.

(14) Current officers and directors include Carl E. Berg, Raymond V. Marino, Wayne N. Pham, John C. Bolger, William A. Hasler, and Lawrence B. Helzel. See Notes 3 through 8.

CONTRACTUAL AND OTHER CONTROL ARRANGEMENTS

     SPECIAL BOARD VOTING PROVISIONS. The Charter and Bylaws provide substantial control rights for the Berg Group. These rights include a requirement that Mr. Berg or his designee as director approve certain fundamental corporate actions, including amendments to the Charter and Bylaws and any merger, consolidation or sale of all or substantially all of our assets. In addition, the Bylaws provide that a quorum necessary to hold a valid meeting of the board of directors must include Mr. Berg or his designee. The rights described in the two preceding sentences apply only as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of the outstanding shares of Common Stock on a Fully Diluted basis. In addition, directors representing more than 75% of the entire board of directors must approve other significant transactions, such as incurring debt above certain amounts, acquiring assets and conducting business other than through the Operating Partnerships.

     BOARD OF DIRECTORS REPRESENTATION. The Berg Group members have the right to designate two of the director nominees submitted by the Board of Directors to stockholders for election, as long as the Berg Group members and their affiliates, other than the Company and the Operating Partnerships, beneficially own, in the aggregate, at least 15% of our outstanding shares of Common Stock on a Fully Diluted basis. If the Fully Diluted ownership of the Berg Group members and their affiliates is less than 15% but is at least 10% of the Common Stock, the Berg Group members have the right to designate one of the director nominees submitted by the Board of Directors to stockholders for election. Its right to designate director nominees affords the Berg Group substantial control and influence over the management and direction of our corporation.

     SUBSTANTIAL OWNERSHIP INTEREST. The Berg Group currently owns O.P. Units representing approximately 75.4% of the equity interests in the operating partnerships. The O.P. Units may be converted into shares of Common Stock, subject to limitations set forth in the Charter (including an overall 20% ownership limitation), and other agreements with the Berg Group. Upon conversion these shares would represent voting control of the Company. The Berg Group's ability to exchange its O.P. Units for Common Stock permits it to exert substantial influence over the management and direction of the Company.

     LIMITED PARTNER APPROVAL RIGHTS. Mr. Berg and other limited partners of the Operating Partnerships, including other members of the Berg Group, may restrict the Company's operations and activities through rights provided under the terms of the Amended and Restated Agreement of Limited Partnership which governs each of the Operating Partnerships and the Company's legal relationship to each Operating Partnership as its general partner. Matters requiring approval of the holders of a majority of the O.P. Units, which necessarily would include the Berg Group, include (i) the amendment, modification or termination of any of the Operating Partnership Agreements; (ii) the transfer of any general partnership interest in the Operating Partnerships, including, with certain exceptions, transfers attendant to any merger, consolidation or liquidation of our corporation; (iii) the admission of any additional or substitute general partners in the Operating Partnerships; (iv) any other change of control of the Operating Partnerships; (v) a general assignment for the benefit of creditors or the appointment of a custodian, receiver or trustee of any of the assets of the Operating Partnerships; and (vi) the institution of any bankruptcy proceeding for any Operating Partnership.

     In addition, as long as the Berg Group members and their affiliates, beneficially own, in the aggregate, at least 15% of the outstanding shares of Common Stock on a Fully Diluted basis, the consent of the limited partners holding the right to vote a majority of the total number of O.P. Units outstanding is also required with respect to (i) the sale or other transfer of all or substantially all of the assets of the Operating Partnerships and certain mergers and business combinations resulting in the complete disposition of all O.P. Units; (ii) the issuance of limited partnership interests senior to the O.P. Units as to distributions, assets and voting; and (iii) the liquidation of the Operating Partnerships.

COMPARISON OF SHAREHOLDER RETURN ON INVESTMENT

     The following line graph compares the change in the Company's cumulative stockholder return on its shares of Common Stock to the cumulative total return of the NAREIT Equity REIT Total Return Index ("NAREIT Equity Index") and the Standard & Poor's 500 Stock Index ("S & P 500 Index") from December 31, 1998 to December 31, 2001. The line graph starts December 31, 1998; however, the Company started trading under the Berg Group ownership on December 8, 1998. The graph assumes that the value of the investment in the Company's Common Stock was $100 at December 31, 1998 and that all dividends were reinvested. The Common Stock's price on December 31, 1998 was $6.75. The Company obtained the information about the NAREIT Equity Index and S & P 500 Index from each entity respectively, and has assumed that the information is reliable, but cannot assume its accuracy.

                                [GRAPH OMITTED]

                     Mission West
                   Properties, Inc.      S & P 500      NAREIT EQUITY INDEX
                   ----------------      ---------      -------------------
    1998               $100.00            $100.00             $100.00
    1999               $123.23            $119.53             $ 95.38
    2000               $233.98            $ 89.86             $126.37
    2001               $230.37            $ 86.96             $113.93


(1) Due to the reorganization of the Company by the Berg Group and the effective liquidation of the Company's assets during this same period, the Company has not included stock price performance for the years ended 1996 and 1997 in the above chart. For the year ended 1996, the Company's stock price performance was $255.21. For the same time period, the Russell 2000 and peer group were $176.14 and $233.23, respectively. For the year ended 1997, the Company's stock price performance was $364.33. For the same time period, the Russell 2000 and a peer group were $215.52 and $320.39, respectively.
(2)  The  stock  price  performance  shown  in  the  graph  is  not  necessarily indicative of future performance of the Company's Common Stock. Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement on future filings made by the Company under those statutes, the Audit Committee Report, the Report on Executive Compensation and Stock Performance Graph are not deemed filed with the Securities Exchange Commission and shall not be deemed incorporated by reference into any such filings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Set forth below is a summary of certain material transactions since January 1, 2001 between the Company and any of its directors, executive officers or holders of more than 5% of the Company's Common Stock, or between the Company and persons in which directors, executive officers or such stockholders have direct or indirect material interests.

PROPERTY ACQUISITIONS AND FINANCIAL TRANSACTIONS BETWEEN THE COMPANY AND THE BERG GROUP

     Through a series of transactions in 1997 and 1998, the Company became the vehicle for substantially all of the Silicon Valley R&D property activities of the Berg Group, which includes Mr. Berg, his brother Clyde J. Berg, members of their families and a number of entities in which they have controlling or substantial ownership interests. The Company owns these former Berg Group properties, as well as the rest of its properties, through the Operating Partnerships, of which the Company is the sole general partner. Through various property acquisition agreements with the Berg Group, the Company has the right to purchase, on pre-negotiated terms, R&D and other types of office and light industrial properties that the Berg Group develops in the future in the states of California, Oregon and Washington.

     PENDING PROJECTS ACQUISITION AGREEMENT. In December 1998, the Company entered into the pending projects acquisition agreement with members of the Berg Group, under which the Company agreed to acquire, through the Operating Partnerships, approximately 1.0 million square feet upon the completion and leasing of identified pending development projects owned by certain members of the Berg Group. The pending projects acquisition agreement was terminated in December 2000 when the last property contemplated for development was completed, leased, and purchased by the Company.

     BERG LAND HOLDINGS OPTION AGREEMENT. In December 1998, the Company entered into the Berg land holdings option agreement under which the Company, through the Operating Partnerships, has the option to acquire any future R&D, office and industrial property developed by the Berg Group on land currently owned or optioned, or acquired for these purposes in the future, directly or indirectly, by Carl E. Berg or Clyde J. Berg. The principal terms of the agreement include the following:

- So long as the Berg Group members and their affiliates own or have the right to acquire shares representing at least 65% of our Common Stock on a Fully Diluted basis the Company will have the option to acquire any building developed by any member of the Berg Group on the land subject to the agreement at such time as the building has been leased. Upon the exercise of the option, the option price will equal the sum of:

     (1)  the full construction cost of the building; plus
     (2)  10% of the full construction cost of the building; plus
     (3) interest at LIBOR plus 1.65% on the amount of the full construction cost of the building for the period from the date funds were disbursed by the developer to the close of escrow; plus
     (4) the original acquisition cost of the parcel on which the improvements will be constructed; plus
     (5) 10% per annum of the amount of the original acquisition cost of the parcel from the later of January 1, 1998 and the seller's acquisition date, to the close of escrow; minus
     (6) the aggregate principal amount of all debt encumbering the acquired property, or a lesser amount as approved by the Independent Directors Committee.

- The acquisition cost, net of any debt, will be payable in cash, or O.P. Units valued at the average closing price of the Common Stock over the 30-trading-day period preceding the acquisition or in cash, at the option of the Berg Group.

-    The Company must assume all property tax assessments.

- If the Company elects not to exercise the option with respect to any property, the Berg Group may hold and lease the property for its own account, or may sell it to a third party.

- All action taken by the Company under the Berg land holdings option agreement must be approved by a majority of the members of the Independent Directors Committee.

     The following table presents certain information concerning projects acquired under the Berg land holdings option agreement ("Berg Land"):

                                       Approximate
                                      Rentable Area    Acquisition    Acquisition     Cash/Debt     O.P. Units
Property                              (square feet)       Period         Price        Assumption      Issued
-----------------------------------  ---------------  -------------  --------------  ------------  ------------
Berg Land:
   5325 Hellyer Avenue                    131,500        Q1 2001      $15,472,318    $ 9,000,000      464,452
   5500 Hellyer Avenue                    117,740        Q1 2001       17,808,741     11,000,000      506,599
   5550 Hellyer Avenue                     78,794        Q2 2001        7,133,722      2,972,725      314,156
   5905-5965 Silver Creek Road I          247,500        Q3 2001       26,990,990     18,033,511      647,279
   5750 Hellyer Avenue                     73,312        Q3 2001        6,619,937      4,901,740      127,438
   5905-5965 Silver Creek Road II          98,500        Q4 2001        6,657,623      2,000,000      362,913
   5345 Hellyer Avenue                    125,000        Q1 2002       13,651,965      7,500,000      502,805
                                     ---------------                 --------------  ------------  ------------
                              TOTAL       872,346                     $94,335,296    $55,407,976    2,925,642
                                     ===============                 ==============  ============  ============

     In January 2002, we acquired an approximately 125,000 rentable square foot newly constructed R&D property located at 5345 Hellyer Avenue in San Jose, California under the Berg land holdings option agreement. The total acquisition price for this property was approximately $13.7 million. We acquired this property by borrowing $7.5 million under the Berg Group line of credit and issuing 502,805 O.P. Units to various members of the Berg Group.

     OTHER COVENANTS. The acquisition agreement, Berg land holdings option agreement and supplemental agreement to which the Company and the Berg Group, or Carl E. Berg and Clyde J. Berg, individually are parties includes the undertaking of Carl E. Berg not to directly or indirectly acquire or develop, or acquire any equity ownership interest in any entity that has an ownership interest in, any real estate zoned or intended for use as R&D, office or industrial properties, with the exception of investments in securities of publicly traded companies, which securities do not represent more than 10% of the outstanding voting securities of such companies, in California, Oregon or Washington without first disclosing such investment opportunity to the Company and making such opportunity available to the Company, subject to the approval of the Independent Directors Committee. This restriction does not apply to any acquisition of the projects subject to the pending projects acquisition agreement or completed buildings acquired pursuant to the Berg land holdings option agreement or the supplemental agreement. This restriction remains in effect until the date on which both of the following conditions are satisfied:
(i) no nominee of the Berg Group is a member of the Board of Directors; and (ii) the Berg Group and its affiliates, other than the Company and the Operating Partnerships, beneficially own less than 25% of the outstanding Common Stock, including for these purposes all shares issuable upon exercise of the rights to exchange O.P. Units for Common Stock.

     In addition, transactions between the Company and any member of the Berg Group, or an entity in which a member of the Berg Group holds at least 5% of the equity interests, including the Company's election to issue Common Stock or pay cash in exchange for O.P. Units tendered by the Berg Group are subject to review and approval by the Independent Directors Committee. Aside from these restrictions, the Berg Group is generally free to conduct its business activities and will not be required to seek the approval of such activities or refer business opportunities to the Company, nor will it have any liability to the Company for its failure to do so.

     ISSUANCE AND ASSUMPTION OF DEBT. As of March 31, 2002, the Company was liable for loans aggregating approximately $85,089,000 and $11,300,000 payable to the Berg Group under a secured line of credit and mortgage loan, respectively. The Berg Group line of credit is secured by eleven properties, bears interest at LIBOR plus 1.30 percent, and the maturity date has recently been extended to March 2003. The mortgage loan is secured by two properties, bears interest at 7.65 percent, and matures in June 2010.

     LEASE FROM BERG GROUP. The Company leases its executive offices from Berg & Berg Enterprises, Inc. For the year ended December 31, 2001, the Company paid $87,840 to Berg & Berg Enterprises, Inc. under the terms of the lease agreement for its executive offices.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of the above-mentioned reports furnished to the Company and written representations regarding all reportable transactions, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent holders were complied with on time, except that Carl E. Berg and certain members of the Berg Group did not timely file seven reports on Form 4 that may have been due with respect to acquired O.P. Units issued pursuant to the Berg land holdings option agreement.


                     REPORT ON EXECUTIVE COMPENSATION BY THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee (the "Committee") comprises three independent members of the Board of Directors. The Company's Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company's compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the company's stock plans, including approving stock option grants to executive officers.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on their contribution to the financial and operational success of the Company, the executive's personal performance and increases in stockholder value as measured by the Company's stock price.

COMPENSATION PROGRAM

The compensation package for the Company's executive officers consists of the following three components:

     BASE SALARY. The Committee determines the base salary of each executive based on the executive's scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for the Company's executives, the Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

     ANNUAL INCENTIVE COMPENSATION. At the present time, the Company does not have an annual incentive compensation program in place. However, the Committee may in the future at the Committee's discretion institute an annual incentive program.

     STOCK  OPTIONS.  The  Committee  believes  that  granting  stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Committee determines stock option grants to executives and has authorized the Company's CEO to determine stock option grants for all other employees, subject to the Committee's approval of total share allocations from the Company's option plan. In determining the size of stock option grants, the Committee considers the executive's current position with and responsibilities to the Company, potential for increased responsibility and promotion over the option term, tenure with the Company and performance in recent periods, as well as the size of comparable awards made to executives in similar positions in competing executive labor markets. Generally, each stock option grant allows the executive to purchase shares of the Company's Common Stock at a price per share equal to the market price on the date the option is granted, but the Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive's continued employment with the Company.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The annual salary for Mr. Berg was set in 1997 and first became payable in 1998. The Committee has no plan to adjust his compensation.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company's taxable year. the compensation paid to the company's executive officers for the year ended December 31, 2001 did not exceed the $1 million limit per officer. In addition, the Company's 1997 Stock Option Plan and executive incentive option grants have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the Common Stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. It is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, and the Committee does not expect to take any action at this time to modify cash compensation payable to the Company's executive officers to avoid the application of Section 162(m).



                            The Compensation Committee of the Board of Directors

                                                                  John C. Bolger
                                                               William A. Hasler
                                                              Lawrence B. Helzel

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors was formed in December 1998 and currently is comprised of Messrs. John C. Bolger, William A. Hasler and Lawrence B. Helzel. None of these individuals were at any time during 2001, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the Compensation Committee of any other entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.


                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews, acts on and reports to the Board with respect to various auditing and accounting matters, including the selection of the Company's independent public accountants, the scope of the annual audits, fees to be paid to the Company's accountants, the performance of the Company's accountants, the audit report on the Company's consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. The Board of Directors of the Company adopted an Audit Committee Charter on June 9, 2000. The Audit Committee is currently comprised of Messrs. John C. Bolger, William A. Hasler, and Lawrence B. Helzel, all of whom are independent. The Audit Committee met three times during fiscal year 2001.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for fiscal year 2001 with management and the Company's independent public accountants, PricewaterhouseCoopers LLP ("PWC"). The Committee discussed with PWC matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee was also provided by PWC the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with PWC that firm's independence.

     Based on the discussions with PWC concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's financial statements for the fiscal year ended December 31, 2001 be included in its 2001 Annual Report on Form 10-K filed with the Securities and Exchange Commission.



                                   The Audit Committee of the Board of Directors

                                                                  John C. Bolger
                                                               William A. Hasler
                                                              Lawrence B. Helzel

            --------------------------------------------------------
                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS
            --------------------------------------------------------

     At the Meeting, five directors (constituting the entire Board of Directors) are to be elected to serve until the next annual meeting of Stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are five nominees, all of whom are currently directors of the Company.

                                    NOMINEES

     Set forth below is information regarding the nominees for election to the Board of Directors:

              Name                                    Position(s) with the Company                        First Elected Director
---------------------------------    ---------------------------------------------------------------    ----------------------------
Carl E. Berg                         Chairman of the Board, Chief Executive Officer and Director                   1997
Raymond V. Marino                    President, Chief Operating Officer and Director                               2001
John C. Bolger                       Director                                                                      1998
William A. Hasler                    Director                                                                      1998
Lawrence B. Helzel                   Director                                                                      1998


     In accordance with the Company's Bylaws, it is a qualification of two directors that they be nominated by the Berg Group and that one such director be Carl E. Berg or the Berg Designee as long as the Berg Group and its affiliates (other than the Company and the Operating Partnership) own at least 15% of the Fully Diluted number of shares. The Company has been advised by Mr. Berg, who represents the Berg Group, that he will be the only Berg Group nominee for election at this meeting.

     A plurality of the votes cast at the Meeting is required to elect each nominee as a director. Unless authority to vote for any of the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. Each person nominated has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE ABOVE NOMINEES.

            --------------------------------------------------------
                                 PROPOSAL NO. 2:
                         INDEPENDENT PUBLIC ACCOUNTANTS
            --------------------------------------------------------

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2002. The Board of Directors proposes that the stockholders ratify this appointment. The Company expects that representatives of PricewaterhouseCoopers LLP ("PWC") will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

     PWC were the Company's independent accountants for the last fiscal year ended December 31, 2001. The Company incurred the following fees for PWC's services last year:

     AUDIT FEES. The aggregate fees billed by PWC for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 were approximately $100,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During 2001, PWC did not render any services to the Company related to financial information systems design and implementation.

     ALL OTHER FEES. The aggregate fees billed by PWC for compliance services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2001 were approximately $7,000.

     In the event that stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     To be considered for inclusion in the Company's proxy card and proxy statement relating to the 2003 Annual Meeting of Stockholders, proposals subject to SEC Rule 14a-8 must be received at the Company's principal office no later than December 23, 2003.

     In addition, if you desire to bring other business, including director nominations, for the 2003 Annual Meeting that will not be included in the Company's proxy card and proxy statement, your notice must be delivered to the Company no earlier than February 22, 2003 and no later than March 24, 2003.

     For  additional  requirements,  a  stockholder  should refer to our Bylaws,
Article II, Section 12, "Nominations and Proposals by Stockholders," a current copy of which may be obtained from our Secretary. If the Company does not receive timely notice pursuant to the Company's Bylaws, any proposal will be excluded from consideration at the 2003 Annual Meeting. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company.


OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              Raymond V. Marino
                                              ----------------------------------
                                              Secretary

Cupertino, California
April 30, 2002

                          MISSION WEST PROPERTIES, INC.
                               ------------------
                            ------------------------

                       SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned hereby appoints Carl E. Berg and Raymond V. Marino, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, all shares of common stock of Mission West Properties, Inc. (the "Company") held of record by the undersigned on April 17, 2002 at the 2002 Annual Meeting of Stockholders to be held May 23, 2002 and any adjournments thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.



--------------------------------------------------------------------------------
                                  DETACH HERE
[X]    Please mark vote
       as in this example

                                                                                                  FOR     AGAINST   ABSTAIN
1. Election of Directors                                     2. Ratify the appointment of         [ ]       [ ]       [ ]
   NOMINEES:  01 Carl E. Berg  02 John C. Bolger                PricewaterhouseCoopers LLP
   03 William A. Hasler  04 Lawrence B. Helzel                  as independent auditors.
   05 Raymond V. Marino


   [ ] Vote FOR            [ ] Vote WITHHELD
       all nominees            from all nominees
       (except as marked)

Instructions: To withhold authority to vote for any          3. In their discretion, the proxies are authorized to vote
indicated nominee, write the number(s) of the nominee(s)        upon any other business that may properly come before
in the box provided below.                                      the meeting.

[                                                   ]


----------------------------------------------------            MARK HERE FOR
                          Name                                  ADDRESS CHANGE    [ ]
                                                                AND NOTE AT LEFT

----------------------------------------------------
                     Street Address                             Please sign exactly as name appears hereon.  Joint owners
                                                                should each sign.  Executors, administrators, trustees,
                                                                guardians or other fiduciaries should give full title as
----------------------------------------------------            such.  If signing for a corporation, please sign in full
    City               State    Country     Zip Code            corporate name by a duly authorized officer.

[ ] Please check here if you plan on attending the 2002 Annual Stockholders Meeting.


Signature: ________________________ Date: ________________       Signature: __________________________ Date: _________________
